Exhibit 99.1

Macquarie Infrastructure Corporation Announces Intention to Pursue Strategic Alternatives

Signs agreement with external manager as to obligations in the event of dispositions and subsequent termination of the Management Services Agreement

NEW YORK--(BUSINESS WIRE)--October 31, 2019--Macquarie Infrastructure Corporation (NYSE: MIC) today announced its intention to actively pursue strategic alternatives including a sale of the Company or its operating businesses as a means of unlocking value for shareholders.

Christopher Frost, MIC’s chief executive officer, said, “Over the past 18 months we have successfully executed initiatives including the sales of smaller and non-core businesses which have strengthened our balance sheet and increased our financial flexibility. In addition, the investments we have made in the infrastructure of our businesses during this period have both improved their competitive position and increased their resilience.”

“Building on the momentum created by these actions, we are confident that now is the appropriate time to consider sales of our remaining businesses in order to unlock additional value for our shareholders,” Frost added.

MIC has not set a timetable for completing any sale or sales. The Company notes that there can be no assurances as to the form and timing of any transaction as a result of this pursuit of strategic alternatives, or if any transactions will be consummated, and any final decisions remain subject to approval by the MIC board of directors. MIC does not intend to update the market on its progress unless or until it determines that further disclosure is appropriate or required by law.

MIC has appointed Lazard as its lead financial advisor and White & Case as its legal counsel in connection with its pursuit of strategic alternatives.

Agreement with External Manager

To facilitate the pursuit of strategic alternatives, MIC also announced that it has entered into a disposition agreement with Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”), the external manager of the Company. The agreement was filed with the Securities and Exchange Commission this morning.

Third Quarter 2019 Financial and Operational Results Conference Call

In a separate press release, MIC today reported its third quarter 2019 financial and operational results, which were in line with Company guidance. A copy of the press release can be found on MIC’s website. The Company will host a conference call at 8:00 a.m. Eastern Time on Thursday, October 31, 2019 during which management will review and comment on the third quarter 2019 results and its intention to pursue strategic alternatives. To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at http://www.macquarie.com/mic.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

Contacts

Investors:
Jay Davis
Investor Relations
MIC
212-231-1825

Media:
David Franecki
Corporate Communications
MIC
212-231-0317